Exhibit 99.1

Sparton Corporation Announces Record Date and Meeting Date

for a Special Meeting of Shareholders

and Filing of Proxy Statement

SCHAUMBURG, Ill.–(BUSINESS WIRE)–Aug. 29, 2017–Sparton Corporation (NYSE:SPA) (“Sparton”) announced today that it had established a record date of August 15, 2017 and a meeting date of October 5, 2017 for a special meeting of its shareholders to be held at 10 a.m., central time, at 425 North Martingale Road, Suite 1000, Schaumburg, Illinois 60173.

At the special meeting, Sparton shareholders will vote on proposals to (1) adopt the Agreement and Plan of Merger, dated as of July 7, 2017 (the “merger agreement”), by and among Sparton, Ultra Electronics Holdings plc, a company organized under the laws of England and Wales (“Ultra”), and Ultra Electronics Aneira Inc., an Ohio corporation and an indirect wholly owned subsidiary of Ultra (“Merger Sub”), which provides that, upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into Sparton (the “merger”), so that Sparton will be the surviving corporation in the merger and an indirect wholly owned subsidiary of Ultra (the “merger proposal”), (2) approve, on a non-binding, advisory basis, the compensation that certain executive officers of Sparton may receive in connection with the merger pursuant to agreements or arrangements with Sparton and (3) approve one or more adjournments of the special meeting, if necessary or advisable, including adjournments to permit further solicitation of proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal.

Sparton also announced today that it had filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) for the special meeting. Sparton shareholders of record as of the close of business on August 15, 2017 will be entitled to receive notice of the special meeting and to vote at the special meeting. Sparton expects to commence mailing the definitive proxy statement and other related proxy materials on or about August 30, 2017 to Sparton shareholders.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 118th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton’s Web site may be accessed at www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the SEC. The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K and Form 10-Q. Additional factors may include the effect of the announcement of the merger and related transactions on Sparton’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Ultra, and the risk that the merger agreement with Ultra may be terminated in circumstances that require Sparton to pay a termination fee to Ultra; the outcome of legal proceedings instituted against Sparton related to the merger agreement with Ultra; and the failure to satisfy conditions to completion of the merger with Ultra, including the receipt of all required regulatory clearances related to the merger with Ultra. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for Sparton’s ongoing obligations to disclose material information as required by the federal securities laws, Sparton does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger, Sparton has filed with the SEC and will mail or otherwise provide to its shareholders a proxy statement regarding the proposed merger. BEFORE MAKING ANY VOTING DECISION, SPARTON’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the proxy statement and other documents that Sparton files with the SEC from the SEC’s website at www.sec.gov and Sparton’s website at www.sparton.com.

Sparton and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Sparton’s shareholders with respect to the proposed acquisition. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in Sparton’s Annual Report on Form 10-K for the fiscal year ended July 3, 2016, and its definitive proxy statement for the 2016 annual meeting of shareholders. Additional information regarding the interests of such individuals in the proposed acquisition of Sparton by Ultra are included in the proxy statement relating to such acquisition that has been filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Sparton’s website at www.sparton.com.

Contact

Investors:

Institutional Marketing Services (IMS)

John Nesbett/Jennifer Belodeau, 203-972-9200

jnesbett@institutionalms.com

or

Company:

Sparton Corporation

Joseph McCormack, 847-762-5812

jmccormack@sparton.com